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                                                                   Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the National Processing, Inc. Nonemployee Directors Stock Option Plan of our report dated February 20, 1998, with respect to the consolidated financial statements of National Processing, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 1997, filed with the Securities and Exchange Commission.

                                 ERNST & YOUNG LLP

Cleveland, Ohio
May 21, 1998